Exhibit 99.1

Hot Topic, Inc. Reports 2nd Quarter Financial Results

Announces share repurchase and provides guidance

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--August 17, 2011--Hot Topic, Inc. (Nasdaq: HOTT), reported results for its second quarter of fiscal 2011 (13 weeks) ended July 30, 2011.

The company reported a net loss in the second fiscal quarter of $6.2 million, or $0.14 per share, compared to a net loss of $6.3 million, or $0.14 per share, for the comparable period last year. The second quarter results include $4.1 million of expenses, or $0.06 per share, for the implementation of the previously announced charges for strategic business changes and cost reduction plan. On a non-GAAP basis, which excludes these charges, the second quarter results were a net loss of $0.08 per share. (Refer to GAAP to non-GAAP reconciliation below).

Total sales for the second quarter of fiscal 2011 increased 0.7% to $150.9 million compared to $150.0 million for the second quarter last year. Total company comparable store sales increased 2.6% for the second quarter of fiscal 2011.

At the end of the second quarter of fiscal 2011, the company operated 636 Hot Topic stores and 145 Torrid stores compared to 679 Hot Topic stores and 155 Torrid stores at the end of second quarter of fiscal 2010. During the second quarter of fiscal 2011, the company opened one Hot Topic store and closed seven Hot Topic stores and six Torrid stores. The company also remodeled or relocated eight Hot Topic stores during the quarter.

Hot Topic’s board of directors has authorized the company to repurchase up to $25 million of the company’s common stock. Repurchases will be made in accordance with applicable securities laws from time to time in open market or private transactions, depending on market conditions, and may be discontinued at any time. The repurchase program is expected to remain in effect through January 28, 2012 unless extended or shortened by the board of directors and there can be no assurances to the number of shares the company will purchase, if any.

The company issued third quarter guidance (13 weeks ending October 29, 2011) of earnings per diluted share in the range of $0.07 to $0.09, compared to earnings per share of $0.05 last year which excludes expenses of $0.04 per share related to the ShockHound asset impairment. This guidance is based upon a low-single-digit comp sales increase for the third quarter.

The company updated guidance for the fiscal year 2011 (ending January 28, 2012) of earnings per diluted share in the range of $0.17 to $0.23, which excludes expenses of $0.23 per share for the cost reduction plan and strategic business changes, compared to a loss per share of $0.01 last year, which excludes expenses of $0.17 per share for the cost reduction plan and ShockHound asset impairment. This guidance is based upon a low-single-digit comp sales increase for the fiscal year.

The company also announced that in fiscal 2012 (year ending February 2, 2013) it expects to open between 25 and 45 new Torrid stores. The company also plans to close between 10 and 20 Hot Topic stores and approximately 5 Torrid stores in fiscal 2012. In addition, the company expects to remodel or relocate between 40 and 50 Hot Topic stores and between 10 and 20 Torrid stores.

A conference call to discuss second quarter results, business trends, guidance and other matters is scheduled for August 17, 2011 at 4:30 PM (ET). The live conference call number is 866-578-5747, pass code “Hot Topic,” and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 39268761, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. As of July 30, 2011, the company operated 636 Hot Topic stores in all 50 states, Puerto Rico and Canada, 145 Torrid stores, and Internet stores hottopic.com and torrid.com.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 29, 2011, and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Jul. 30, 2011	Jul. 31, 2010

Net sales	$150,950	$150,007
Cost of goods sold, including buying, distribution and occupancy costs	102,288	103,985
Gross margin	48,662	46,022
Selling, general & administrative expenses	58,760	56,381
Loss from operations	(10,098)	(10,359)
Interest income, net	82	58
Loss before benefit for income taxes	(10,016)	(10,301)
Benefit for income taxes	(3,796)	(4,032)
Net loss	$(6,220)	$(6,269)

Loss per share:
Basic and Diluted	$(0.14)	$(0.14)
Shares used in computing loss per share:
Basic and Diluted	44,843	44,563

	Six Months Ended
	Jul. 30, 2011	Jul. 31, 2010

Net sales	$312,223	$312,654
Cost of goods sold, including buying, distribution and occupancy costs	213,152	212,169
Gross margin	99,071	100,485
Selling, general & administrative expenses	121,558	113,836
Loss from operations	(22,487)	(13,351)
Interest income-net	134	132
Loss before benefit for income taxes	(22,353)	(13,219)
Benefit for income taxes	(8,472)	(5,173)
Net loss	$(13,881)	$(8,046)

Loss per share:
Basic and Diluted	$(0.31)	$(0.18)
Shares used in computing loss per share:
Basic and Diluted	44,778	44,480

HOT TOPIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jul. 30, 2011	Jul. 31, 2010
Current Assets:
Cash, cash equivalents and short-term investments	$72,550	$61,790
Inventory	72,984	88,572
Prepaid expenses and other	29,031	22,268
Deferred tax assets	4,304	6,041
Total current assets	178,869	178,671
Property and equipment, net	112,705	135,095
Deposits and other	4,841	3,860
Long-term investments	1,819	6,614
Deferred tax assets	6,391	5,532
Total assets	$304,625	$329,772

Current Liabilities:
Accounts payable	$35,282	$35,939
Accrued liabilities	39,716	35,690
Income taxes payable	665	538
Total current liabilities	75,663	72,167
Deferred rent	22,565	29,820
Deferred compensation liability	4,665	3,609
Income taxes payable	1,911	2,380
Total liabilities	104,804	107,976
Total shareholders’ equity	199,821	221,796
Total liabilities and shareholders’ equity	$304,625	$329,772

OTHER DATA
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	Jul. 30, 2011	Jul. 31, 2010
Depreciation and amortization	$18,216	$19,626
Capital expenditures	$12,103	$14,983

Total company store square footage	1,488,900	1,583,600
Hot Topic average store size	1,771	1,762
Torrid average store size	2,498	2,497

HOT TOPIC, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2011			July 31, 2010
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$150,950	$-	$150,950	$150,007	$-	$150,007
Cost of goods sold, including buying, distribution and occupancy costs	102,288	31	102,257	103,985	-	103,985
Gross margin	48,662	31	48,693	46,022	-	46,022
Selling, general and administrative expenses	58,760	4,117	54,643	56,381	-	56,381
Loss from operations	(10,098)	4,148	(5,950)	(10,359)	-	(10,359)
Interest income, net	82	-	82	58	-	58
Loss before benefit for income taxes	(10,016)	4,148	(5,868)	(10,301)	-	(10,301)
Benefit for income taxes	(3,796)	1,572	(2,224)	(4,032)	-	(4,032)
Net loss	($6,220)	$2,576	$(3,644)	($6,269)	$-	($6,269)

Loss per share:
Basic	$(0.14)		$(0.08)	$(0.14)		$(0.14)
Diluted	$(0.14)		$(0.08)	$(0.14)		$(0.14)
Shares used in computing loss per share:
Basic	44,843		44,843	44,563		44,563
Diluted	44,843		44,843	44,563		44,563

	Six Months Ended
	July 30, 2011			July 31, 2010
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$312,223	$-	$312,223	$312,654	$-	$312,654
Cost of goods sold, including buying, distribution and occupancy costs	213,152	5,401	207,751	212,169	-	212,169
Gross margin	99,071	5,401	104,472	100,485	-	110,485
Selling, general and administrative expenses	121,558	11,176	110,382	113,836	-	113,836
Loss from operations	(22,487)	16,577	(5,910)	(13,351)	-	(13,351)
Interest income, net	134	-	134	132	-	132
Loss before benefit for income taxes	(22,353)	16,577	(5,776)	(13,219)	-	(13,219)
Benefit for income taxes	(8,472)	6,283	(2,189)	(5,173)	-	(5,173)
Net loss	($13,881)	$10,294	($3,587)	($8,046)	$-	($8,046)

Loss per share:
Basic	$(0.31)		$(0.08)	$(0.18)		$(0.18)
Diluted	$(0.31)		$(0.08)	$(0.18)		$(0.18)
Shares used in computing loss per share:
Basic	44,778		44,778	44,480		44,480
Diluted	44,778		44,778	44,480		44,480

NON-GAAP PERFORMANCE MEASURES – Hot Topic, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude certain items that the Company does not consider part of its ongoing operating results when assessing the performance of the Company, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Within this release, the Company has excluded the following items from its non-GAAP performance measures:

Second quarter of fiscal 2011:

  $4.3 million of charges, comprising of $0.2 million in cost of goods sold and $4.1 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.
  $0.2 million net recovery of charges in cost of goods sold related to the implementation of the cost reduction plan previously announced on November 16, 2010.

Year-To-Date (Six months ended July 30, 2011):

  $17.2 million of charges, comprising of $6.2 million in cost of goods sold and $11.0 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.
  $0.6 million net recovery of charges, comprising of $0.8 million recovery in cost of goods sold and $0.2 million charge in selling, general and administrative expenses, related to the implementation of the cost reduction plan previously announced on November 16, 2010.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO, 626-839-4681 x2675